Exhibit 1.1

EXECUTION VERSION

KOHL’S CORPORATION

$300,000,000 4.750% Notes due 2023

UNDERWRITING AGREEMENT

September 5, 2013

September 5, 2013

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Kohl’s Corporation, a Wisconsin corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”).  If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated October 12, 2011 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.

Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters as of the date hereof and as of the Closing Date that:

(a)

The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened, by the Commission.  The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)

(i)  Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) the Prospectus does not contain, as of its date and as of the Closing Date and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (viii) each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter through the Managers expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)

The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)

The Company is validly existing as a corporation in active status under the laws of the State of Wisconsin, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change (as defined below).

(e)

Kohl’s Department Stores, Inc. is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change; all of the issued shares of capital stock of Kohl’s Department Stores, Inc. have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)

This Agreement has been duly authorized, executed and delivered by the Company.

(g)

The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(h)

The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company enforceable in accordance with their respective terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(i)

The Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(j)

The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable federal or state law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any federal or state governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any federal or state governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k)

There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), from that set forth in the Time of Sale Prospectus.

(l)

There are no legal or governmental proceedings pending, and the Company does not know of any proceedings that are threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described or any statutes, regulations, material contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(m)

Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus (together, the “Consents”), except to the extent that the failure to have, obtain or file the Consents would not result in a Material Adverse Change.

(n)

The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)

The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, result in a Material Adverse Change.

(p)

There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, result in a Material Adverse Change.

(q)

The accountants who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(r)

The consolidated financial statements and schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary financial data set forth under the caption “Prospectus Supplement Summary — Summary Financial Information” in the preliminary prospectus and the Prospectus fairly present in all material respects, on the basis stated in the preliminary prospectus and the Prospectus, the information included therein.

(s)

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t)

Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal accounting control over financial reporting with respect to itself and its consolidated subsidiaries sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company’s internal control over financial reporting was effective as of February 2, 2013 and the Company is not aware of any “material weakness” as such term is defined in Rule 1-02(a)(4) of Regulation S-X in its internal control over financial reporting.

(u)

The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); except as disclosed in the Time of Sale Prospectus and the Prospectus, such disclosure controls and procedures are effective.

(v)

The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(w)

There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(x)

The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, result in a Material Adverse Change) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not result in a Material Adverse Change, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has resulted in (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to result in) a Material Adverse Change.

(y)

Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(z)

The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa)

(i)   Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Securities, whether as underwriter, advisor, investor or otherwise).

2.

Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase prices set forth in Schedule I hereto.

3.

Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement becomes effective as in your judgment is advisable.  The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.

Payment and Delivery.  Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, as soon as reasonably possible but in any event not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5.

Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)

Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)

there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities or in the rating outlook for the Company or any of its securities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)

there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that is material and adverse and that makes it, in your reasonable judgment, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)

The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect (i) set forth in Section 5(a)(i) above, (ii) that there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that is material and adverse and (iii) that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c)

The Underwriters shall have received on the Closing Date an opinion of Godfrey & Kahn, S.C., counsel for the Company, dated the Closing Date, to the effect that:

(i)

the Company is validly existing as a corporation in good standing under the laws of the State of Wisconsin and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and Prospectus;

(ii)

this Agreement has been duly authorized, executed and delivered by the Company;

(iii)

the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms;

(iv)

the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms;

(v)

the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of the law of the State of Wisconsin or the federal laws of the United States applicable to the Company or the articles of incorporation or by-laws of the Company or, any agreement or other instrument binding upon the Company or any of its subsidiaries which has been identified to such counsel by the Company as one of such instruments that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, without independent investigation other than inquiries of responsible officers of the Company, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any federal or State of Wisconsin governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as have been obtained or such as may be required by securities or Blue Sky laws in connection with the offer and sale of the Securities;

(vi)

the statements (1) in the Time of Sale Prospectus and the Prospectus under the captions “Description of Debt Securities,” “Description of the Notes,” “Plan of Distribution” and “Underwriting,” (2) in the Registration Statement under Item 15 thereof, and (3) to such counsel’s knowledge, after due inquiry of responsible officers of the Company, under the caption “Compensation Discussion and Analysis--Employment Agreements” in the Company’s Proxy Statement for its Annual Meeting of Stockholders immediately succeeding the filing of the Company’s last annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

(vii)

the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(viii)

the statements in the Time of Sale Prospectus and the Prospectus under the caption “Material United States Federal Income Tax Consequences” insofar as such statements constitute a summary of the United States federal tax laws referred to therein are accurate and fairly summarize the United States federal tax laws referred to therein; and

(ix)

(1) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (2) each part of the Registration Statement, when such part became effective or any later date of a filing of an Annual Report on Form 10-K, the preliminary prospectus, as of the date it was filed pursuant to Rule 424 under the Securities Act and as of the Closing Date, and the Prospectus, as of its date and as of the Closing Date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that, in each case, such counsel need not express any opinion as to the financial statements, schedules and other financial data included in or excluded from such documents filed pursuant to the Exchange Act or the Registration Statement or that part of the Registration Statement that constitutes the Form T-1 and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents filed pursuant to the Exchange Act or in the Registration Statement, the Time of Sale Prospectus and the Prospectus (other than as specified in subparagraphs (vi) and (viii) above insofar as the captions referred to therein relate to provisions of documents and other legal matters).

In addition, such opinion shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and with representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and need not make any independent check or verification thereof (other than as specified in subparagraphs (vi) and (viii) above insofar as the captions referred to therein relate to provisions of documents), on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that (i) the Registration Statement, at each time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date and, as amended or supplemented, if applicable, as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Time of Sale Prospectus, as of the time the first contract for the sale of the Securities was entered into and, as amended or supplemented, if applicable, as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion as to the financial statements, schedules and other financial data included in or excluded from the Registration Statement or that part of the Registration Statement that constitutes the Form T-1.

Such counsel may also state in such opinion that (i) whenever such counsel indicates that the opinion is with respect to matters within the “knowledge of” or “known by” such counsel, such knowledge means the factual statements in representations and warranties of the Company contained in this Agreement and in the documents delivered on the Closing Date by the Company pursuant to this Agreement, and the awareness of facts of the attorneys currently practicing law with such firm who had involvement in the transaction or such other attorneys presently in the firm whom such counsel has determined are likely, in the course of representing the Company, to have knowledge of the matters covered by the opinion, and that (ii) such opinion is limited to the laws of the United States, the State of Wisconsin and the General Corporation Law of the State of Delaware.  As to matters involving the application of laws of any jurisdiction other than the State of Wisconsin, the General Corporation Law of the State of Delaware, and the United States, such counsel may assume that the laws of such jurisdiction are identical to the laws of the State of Wisconsin.

With respect to subparagraphs (iii) and (iv) such counsel may state that the enforceability of the Indenture and the Securities may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.  In applying such principles, a court, among other things, might not allow the Trustee to take action based upon the occurrence of a default deemed immaterial and such counsel may assume that the Trustee will at all times act in good faith, in a commercially reasonable manner and in compliance with all laws and regulations.

The opinion of counsel for the Company described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d)

The Underwriters shall have received on the Closing Date an opinion of Richard D. Schepp, Esq., General Counsel of the Company, dated the Closing Date, to the effect that:

(i)

the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change;

(ii)

Kohl’s Department Stores, Inc. is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change;

(iii)

the statements to such counsel’s knowledge, after due inquiry of responsible officers of the Company, in “Item 3 — Legal Proceedings” of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended February 2, 2013, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

(iv)

after due inquiry, without independent investigation other than inquiries of responsible officers of the Company, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described or of any statutes, regulations, material contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

The opinion of counsel for the Company described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e)

The Underwriters shall have received on the Closing Date an opinion of Mayer Brown LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iii) and (iv), with respect to the matters identified in the paragraph following Section 5(c)(ix) and to the effect that the Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(f)

The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6.

Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)

To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)

Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, unless, in the reasonable judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law or to make the statements therein not misleading.

(c)

To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)

Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)

If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)

If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)

To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request and to pay or cause to be paid all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification; provided that the Company shall not be obligated to so qualify the Securities if such qualification requires it to file any general consent to service of process or to register or qualify as a foreign corporation in any jurisdiction in which it is not so registered or qualified.

(h)

To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)

During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of (i) in any firm commitment offering any debt securities of the Company which mature more than one year after the Closing Date, (ii) any medium-term notes which mature more than one year after the Closing Date, or (iii) any warrants to purchase debt securities of the Company, substantially similar to the Securities (other than the Securities), without the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters.

(j)

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(k)

If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(l)

To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers and attached hereto as Schedule III, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m)

If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Managers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Managers, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Managers of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(n)

The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

7.

Covenants of the Underwriters.  (a) Each Underwriter severally represents and warrants to the Company that it has not taken, and covenants with the Company that it shall not take, any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder.

(b)

Each of the Underwriters, severally and not jointly, represents and agrees that it has not and will not offer, sell, or deliver any of the Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Securities, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on the Company except as set forth herein.

(c)

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State other than:

(i)

to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)

 to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

(iii)

 in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall require the Company or the Managers to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(d)

Each Underwriter represents and agrees that, in the United Kingdom, the preliminary prospectus and the Prospectus document has been and will be distributed only to, and has been and will be directed only at, and any offer has been or will only directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

8.

Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each of its officers, director and employees, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through you expressly for use therein.

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(c)

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such (i) settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)

The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)

The indemnity and contribution provisions contained in this Section 8 and the representations and warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.

Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, or the Chicago Mercantile Exchange/Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Europe shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your reasonable judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.

Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.

Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)

The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.

Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.

Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.

Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.

Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

16.

Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Very truly yours,
KOHL’S CORPORATION

By:	/s/ Wesley S. McDonald
Name: Wesley S. McDonald
Title: Sr. EVP, CFO

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MORGAN STANLEY & CO. LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
Name: Maria Sramek
Title: Executive Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Brendan Hanley
Name: Brendan Hanley
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: ED

Signature Page to Underwriting Agreement

SCHEDULE I

Managers:
Manager authorized to release lock-up under Section 6(i):	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

Manager authorized to appoint counsel under Section 8(c):	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

Indenture:	Indenture dated as of December 1, 1995 between the Company and the Trustee, as amended

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Registration Statement File No.:	333-177252

Time of Sale Prospectus

1.

Prospectus dated October 12, 2011
relating to the Shelf Securities

2.

the preliminary prospectus
supplement dated September 5,
2013 relating to the Securities

3.

term sheet referred to in Section
6(l) of the Agreement

Securities to be purchased:	$300,000,000 4.750% Notes due 2023

Aggregate Principal Amount:	$300,000,000

Purchase Price:	99.10%, plus accrued interest, if any, from September 12, 2013

Maturity:	December 15, 2023

Interest Rate:	4.750%

Interest Payment Dates:	June 15 and December 15 of each year, beginning December 15, 2013

I-1

Closing Date and Time:	September 12, 2013 9:00 a.m. (New York City time)

Closing Location:	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606

Address for Notices to Underwriters:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: High Grade Syndicate Desk

Facsimile: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: 646-855-5958

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Facsimile: (212) 507-8999

Address for Notices to the Company:	Kohl’s Corporation N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attn: Wesley S. McDonald Cc: Richard D. Schepp Facsimile: (262) 703-7274

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SCHEDULE II

Principal Amount of Securities
J.P. Morgan Securities LLC	$ 66,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	66,000,000
Morgan Stanley & Co. LLC	66,000,000
Goldman, Sachs & Co.	17,400,000
Mitsubishi UFJ Securities (USA), Inc.	17,400,000
U.S. Bancorp Investments, Inc.	17,400,000
Wells Fargo Securities, LLC	17,400,000
BMO Capital Markets Corp.	3,600,000
BNY Mellon Capital Markets, LLC	3,600,000
Capital One Securities, Inc.	3,600,000
Comerica Securities, Inc.	3,600,000
Fifth Third Securities, Inc.	3,600,000
HSBC Securities (USA) Inc.	3,600,000
PNC Capital Markets LLC	3,600,000
TD Securities (USA) LLC	3,600,000
The Williams Capital Group, L.P.	3,600,000
Total	$300,000,000

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SCHEDULE III

Kohl’s Corporation

Form of Final Term Sheet

September 5, 2013

$300,000,000 4.750% Notes due 2023

Issuer:	Kohl’s Corporation
Security:	4.750% Notes due 2023
Size:	$300,000,000
Trade Date:	September 5, 2013
Settlement Date:	September 12, 2013 (T+5**)
Interest Payment Dates:	June 15 and December 15 of each year, beginning December 15, 2013
Maturity Date:	December 15, 2023
Coupon (Interest Rate):	4.750%
Price to Public:	99.750%
Yield to Maturity:	4.782%
Spread to Benchmark Treasury:	+ 180 bps
Benchmark Treasury:	UST 2.500% due August 15, 2023
Benchmark Treasury Price and Yield:	95-28; 2.982%
Make-Whole Call:	Prior to September 15, 2023; T+30 bps
Par Call:	On or after September 15, 2023
CUSIP/ISIN:	500255 AT1/US500255AT16
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC
Co-Managers:

Goldman, Sachs & Co.

Mitsubishi UFJ Securities (USA), Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

Capital One Securities, Inc.

Comerica Securities, Inc.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

PNC Capital Markets LLC

TD Securities (USA) LLC

The Williams Capital Group, L.P.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** T+5 Settlement: Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days (such settlement being referred to as “T+3”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade these securities on the date of this issuer free writing prospectus or the next succeeding business day will be required, by virtue of the fact that these securities initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of these securities who wish to trade these securities on the date of this issuer free writing prospectus or the next succeeding business day should consult their advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and

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this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 or Morgan Stanley & Co. LLC toll-free at (866) 718-1649.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

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